SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FIREARMS TRAINING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIREARMS TRAINING SYSTEMS, INC.

7340 McGinnis Ferry Road

Suwanee, GA 30024

September 21, 2005

To Our Stockholders:

On behalf of the Board of Directors and management of Firearms Training Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on October 25, 2005 at 10:00 a.m., at Firearms Training Systems, Inc.’s corporate headquarters located at 7340 McGinnis Ferry Road, Suwanee, GA 30024.

At the Annual Meeting, stockholders will be asked to re-elect Mary Ann Gilleece and Cameron Breitner to serve an additional term as Class III directors of the Company. Information regarding this and certain other matters is contained in the accompanying Proxy Statement.

A copy of the Company’s fiscal year 2005 Annual Report to Stockholders, which contains financial statements and other important information about the Company’s business, is also enclosed.

It is important that your shares of stock are represented at the Annual Meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing Ms. Gilleece and Mr. Breitner, all you need to do is sign and date the proxy card.

Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

We hope you are able to attend, and look forward to seeing you.

Sincerely,

RONAVAN MOHLING
Chairman of the Board of Directors and Chief Executive Officer

FIREARMS TRAINING SYSTEMS, INC.

7340 McGinnis Ferry Road

Suwanee, GA 30024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 25, 2005

To the Stockholders of Firearms Training Systems, Inc.:

Firearms Training Systems, Inc. (“FATS” or the “Company”) will hold its Annual Meeting of Stockholders at 10:00 a.m. on October 25, 2005 at its corporate headquarters located at 7340 McGinnis Ferry Road, Suwanee, GA 30024. We are holding this meeting:

1.    To re-elect Mary Ann Gilleece and Cameron Breitner as Class III directors to hold office until the annual meeting of the stockholders in the year 2008 and until their successors are elected and qualified, and

2.    To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

Your Board of Directors recommends that you vote in favor of re-electing Ms. Gilleece and Mr. Breitner to the Board of Directors as outlined in this Proxy Statement.

Your Board of Directors has selected September 8, 2005 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders on that date will be available for inspection at the Company’s corporate offices for at least ten days before the Annual Meeting.

This Notice of Annual Meeting, the accompanying Proxy Statement, form of proxy and our 2005 Annual Report on Form 10-K, are being distributed on or about September 21, 2005.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as soon as possible in the envelope enclosed for that purpose. No postage is required if mailed in the United States. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors,

GREGORY A. TON
Secretary

Suwanee, Georgia

September 21, 2005

QUESTIONS AND ANSWERS

REGARDING THE MATTERS PRESENTED AND HOW YOU MAY VOTE AT THE

ANNUAL MEETING

Q1:  Who is soliciting my proxy?

A:  We, the Board of Directors of Firearms Training Systems, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at the 2005 Annual Meeting of Stockholders. Certain directors, officers and employees of FATS also may solicit proxies on our behalf by mail, e-mail, phone, fax or in person.

Q2:  Who is paying for this solicitation?

A:  FATS will pay for the solicitation of proxies. FATS will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of FATS Common Stock.

Q3:  What am I voting on?

A:  One item—A proposal to re-elect Mary Ann Gilleece and Cameron Breitner as Class III directors for an additional three year term expiring in 2008. Ms. Gilleece and Mr. Breitner have indicated that they will serve as a director if elected. If the situation should arise, however, that either Ms. Gilleece or Mr. Breitner is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

Q4:  Who can vote?

A:  Only those who owned our Common Stock at the close of business on September 8, 2005, the record date for the Annual Meeting, can vote. If you owned Common Stock on the record date, you have one vote per share for each matter presented at the Annual Meeting. Our stockholders do not have cumulative voting rights nor is the election of directors a matter that gives stockholders dissenters or appraisal rights.

Q5:  How do I vote?

A:  You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person – by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the Annual Meeting by giving the Secretary of FATS written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for director.

Q6:  What constitutes a quorum?

A:  Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the Common Stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 75,958,670 shares of Class A Voting Common Stock, $0.000006 par value per share (we refer to this as the “Common Stock”) outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the Annual Meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in “street” or “nominee” name indicates to us on the proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7: What vote of the stockholders will result in the matters being passed?

A:  Election of Directors:    Directors require a plurality of the votes cast in person or by proxy by the stockholders to be elected. A “plurality” means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote assuming a quorum is present or represented by proxy at the Annual Meeting. Cumulative voting will not be applicable to the election of directors at the meeting.

Approval of Other Matters.    For purposes of any other vote occurring at the meeting, if a quorum is present, the proposal will pass if the votes cast “for” the action exceed the votes cast “against” the action unless otherwise required by Delaware law or the Company’s Certificate of Incorporation or By-laws. Shares not voted with respect to any such matters (whether by abstention or broker non-vote) will not be included in vote totals and will not impact the vote. As of the date of this Proxy Statement, the Company knows of no matters other than the election of two directors to be presented for action at the meeting.

Q8: What does it mean if I get more than one proxy card?

A:  If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

Q9:  How does the Board recommend that I vote on Ms. Gilleece’s and Mr. Breitner’s re-election to the Board of Directors?

A:  The Board of Directors of FATS unanimously recommends that stockholders vote FOR Ms. Gilleece’s and Mr. Breitner’s re-election to the Board as Class III directors at this year’s Annual Meeting.

Q10:  Where can I get a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005?

A:  A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 is being furnished along with this Proxy Statement. This Proxy Statement and the 2005 Annual Report on Form 10-K are also available on our website at www.fatsinc.com. Additional copies of the Annual Report will be provided free of charge upon written request to:

FIREARMS TRAINING SYSTEMS, INC.

ATTN: INVESTORS RELATIONS DEPARTMENT

7340 MCGINNIS FERRY ROAD

SUWANEE, GEORGIA 30024

If the person requesting the Annual Report was not a stockholder on September 8, 2005, the request must include a representation that the person was a beneficial owner of our Common Stock on that date. Copies of any exhibits to the Annual Report on Form 10-K will also be furnished on request and upon payment of the Company’s expenses in furnishing the exhibits.

Q11:  Where is the Company’s Common Stock traded?

A:  Our Common Stock is currently traded on the Over-the-Counter Bulletin Board under the trading symbol “FATS”.

ELECTION OF DIRECTORS

AND INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

(Item Number 1 on the Proxy Card)

Our business affairs are managed under the direction of the Board of Directors, or the Board, consisting of six persons, divided into three classes. Members of each class serve offset terms of three years so that only one class of directors is elected each year. Class III directors, consisting of Mary Ann Gilleece and Cameron Breitner, who have been nominated by the Board for re-election at this Annual Meeting of Stockholders, will serve for a term that will expire at the Annual Meeting of Stockholders in 2008. Class I, consisting of Scott Perekslis and Ronald C. Whitaker, will continue to serve following this Annual Meeting of Stockholders for a term that will expire at the Annual Meeting of Stockholders in 2006. Class II, consisting of Ronavan Mohling and Darrell Oyer, will continue to serve following this Annual Meeting of Stockholders for a term that will expire at the Annual Meeting of Stockholders in 2007.

The persons nominated as proxies will vote the enclosed proxy for the election of the nominees unless you direct them to withhold your votes. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute chosen by the Board. The Board recommends that stockholders vote FOR the two nominees.

Below are the names and ages of the nominees for Class III directors, and the continuing Class I and Class II directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any. Similar information as to our executive officers is also provided below.

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Class III—Nominees Standing for Re-Election.

Cameron Breitner, age 31, was named as a Director of the Company in December 2004 to fill a vacancy resulting from the expansion of the Class III directors to a total of two members. Mr. Breitner has been a Principal of Centre Partners Management LLC since 2002. He has served in various capacities for Centre Partners since 1998. Prior to Centre, Mr. Breitner worked in mergers and acquisitions at Bowles Hollowell Conner & Co. He received a B.A. magna cum laude from Duke University. He is also a director of Bumble Bee Seafoods, L.P., Garden Fresh Holdings, Inc., Quickia Holdings, Inc. and Bravo Sports.

Mary Ann Gilleece, age 65, was named as a Director of the Company in March of 2001. Ms. Gilleece is a partner with Holland & Knight in the Public Policy & Regulation Group. She was formerly Managing Director with Van Scoyoc Kelly PLLC, a law firm that specializes in government contracts and procurement law. From 1972 to 1975, Ms. Gilleece was an Assistant Attorney General for the Commonwealth of Massachusetts. She was Counsel to the House of Representatives Committee on Armed Services from 1977 to 1983 and then in 1983 was appointed Deputy Undersecretary of Defense Research and Engineering (Acquisition Management) and served in that capacity until August, 1985 after which she returned to private practice. Ms. Gilleece was a partner in the law firm of Manatt Phelps Phillips LLP from June 1997 to June 2002. She currently serves as a director of McDonald Bradley, Inc. and the USO of Metropolitan Washington. She also serves on the Board of Trustees for the National Defense Industry Association and the Board of Advisors for the National Contract Management Association. Ms. Gilleece is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

Class I—Term Expiring in 2006.

Scott Perekslis, age 37, has served as a Director of the Company since July 31, 1996. Mr. Perekslis also served as a Vice President of the Company from July 31, 1996 through July 18, 1997. Mr. Perekslis has been a

Managing Director at Centre Partners Management LLC since 2001. He has served in various capacities for Centre Partners and its affiliates since 1991. Mr. Perekslis also serves as a Director of American Seafoods, L.P., Maverick Media LLC, Bumble Bee Seafoods, L.P. and as Chairman of the Board of Hyco International, Inc. Mr. Perekslis is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

Ronald C. Whitaker, age 57, has served as a Director of the Company since October 2000. Mr. Whitaker has been President and CEO of Hyco International, Inc. (an industrial equipment manufacturer) since January 2003. He was President and CEO of Strategic Distribution Inc. (a supply chain management company) from September of 2000 through December 2002. Prior to joining SDI, he was an Operating Partner with Pegasus Investors (a private equity funds group) from 1999 to 2000. Previous operational positions held by Mr. Whitaker include President and CEO of Johnson Worldwide Associates (a sporting goods manufacturer) from 1996 to 1999, President and CEO of EWI, Inc. (an automotive tier 1 supplier) from 1995 to 1996, Chairman, President and CEO of Colt’s Manufacturing Company (a designer and producer of military firearms) from 1992 to 1995, and President and CEO of Wheelabrator Corporation (an industrial equipment manufacturer). In addition to Strategic Distribution Inc., he serves on the Board of Directors of Hyco International and Michigan Seamless Tube. Mr. Whitaker is a member of the Audit Committee of the Board of Directors.

Class II—Term Expiring in 2007.

Ronavan Mohling, age 63, a Director of the Company since October 2000, was elected Chairman of the Board of Directors and Chief Executive Officer on August 9, 2002. Mr. Mohling, a Partner and Principal of Capitol Places, LLC (a private real estate group) since 1998, served for ten years with Bristol-Myers Squibb Company in Europe, the Middle East, and Africa from 1988 to 1998. From 1995 to 1998, he was the Vice President of Business Development, responsible for acquisitions and divestitures, for Bristol-Meyers’ Consumer Medicines Division and, from 1992 to 1995, was President of its Consumer Products Division with responsibility for the regions of Europe, the Middle East, and Africa. From 1972 to 1988, Mr. Mohling served in the capacities of President and Vice-President with Schering-Plough Corporation where he was responsible for overseeing that company’s Consumer Products Division.

Darrell Oyer, age 64, was named as a Director of the Company in December 2004 to fill a vacancy with respect to the Company’s Class II directors. Prior to forming his own firm in 1991, Mr. Oyer was a partner with Deloitte & Touche. He has over ten years experience in public company accounting through employment with the international accounting firms Deloitte & Touche, Touche Ross and Peat Marwick. He also has approximately twenty years experience working with the federal government including serving as Assistant Director of the Defense Contract Audit Agency. Mr. Oyer received a B.S. in Accountancy from the University of Illinois and an MBA from American University. He is a Certified Public Accountant in Arizona and Virginia and is a member of the National Defense Industrial Association (NDIA) and Chairman of the NDIA Procurement Division. He is a member of the Board of Directors of Schiebel Technology, Inc. and a member of the Procurement Roundtable, a non-profit organization whose members are former government procurement and contract administration executives. Mr. Oyer is a member of the Audit Committee of the Board of Directors.

Executive Officers

David W. McGrane, age 54, was named Chief Operating Officer in July 2002. Mr. McGrane previously served as Senior Vice President for ABB, Ltd., an international electrical engineering firm. He was employed by ABB, Ltd. from 1989 to 2002, where he served in various capacities ranging from General Manager to Senior Vice President. From 1973 to 1989, Mr. McGrane served as General Manager and other managerial positions with Westinghouse Electric Corporation.

Gregory A. Ton, age 53, was named Chief Financial Officer in August 2004. Mr. Ton previously served as Chief Operating Officer of Benchmark Brands, Inc. from 2001-2004. Prior to joining Benchmark Brands,

Mr. Ton had a 20-year career at Schering-Plough Healthcare Products including as Vice President of Logistics (1995-1998), Vice President of Finance (1991-1994) and other senior and managerial positions in finance (1978-1990). Mr. Ton is a Certified Public Accountant and has an Executive MBA degree from University of Memphis, and a BBA in Accountancy from University of Mississippi.

All of the foregoing persons (other than Messrs. McGrane and Ton) are currently directors. Their positions on standing committees of the Board of Directors are shown below. There are no family relationships among the executive officers or directors. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company’s 2005 fiscal year, the Board held nine meetings and also approved three actions through unanimous written consent of the Board of Directors in lieu of meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the period he or she served in such position. The Board of Directors has determined that all of the directors, except Mr. Mohling and Ms. Gilleece, are “independent”, as that term is currently used in the Nasdaq National Market System listing standards (“Nasdaq Rules”).

The Board has two standing committees, an Audit Committee and a Compensation Committee, to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs. The Board does not have a separate Nominating Committee (or other committee performing similar functions) and performs all of the functions of that committee.

Audit Committee.    The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications, independence and performance and our compliance with legal requirements. The Audit Committee operates under a written charter which was amended and adopted by the Board in 2004. A copy of the current written charter was attached as Appendix A to the Company’s proxy statement in connection with its 2004 Annual Meeting of Stockholders. During the year ended March 31, 2005, Mr. Oyer and Mr. Whitaker served as the members of the Audit Committee which held six meetings.

The Securities and Exchange Commission (“SEC”) has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are “independent”. Since we are not a “listed” company, we are not subject to rules requiring the members of our Audit Committee to be independent. The SEC also requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee.

Based on its review of the applicable Nasdaq Rules governing audit committee membership (which include the additional requirements set forth in SEC Rule 10A-3), the Board does believe that Mr. Oyer is “independent” within the meaning of such rules. While the Board does believe that Mr. Whitaker is “independent” for purposes of board membership, he is not “independent” within the meaning of such rules for purposes of Audit Committee membership because Mr. Whitaker is an executive officer and director of Hyco International, Inc., which is an affiliate of our majority stockholder. Thus, Mr. Whitaker does not meet the additional independence requirements set forth in SEC Rule 10A-3 because of this affiliate relationship. In addition, based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board has determined that Mr. Oyer would be described as our Audit Committee Financial Expert. The Board believes that Mr. Oyer’s prior experience with the international public accounting firms described above and his continuing demonstration that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding internal controls and procedures for financial reporting and (v) understanding audit committee functions, sufficiently meet the requisite attributes of an Audit Committee Financial Expert under the rule adopted by the SEC.

Compensation Committee.    The Compensation Committee recommends to the Board annual salaries for senior management and administers the Company’s Stock Option Plan. During the year ended March 31, 2005, Ms. Gilleece and Mr. Perekslis were members of the Compensation Committee. The Compensation Committee held one meeting.

Stock Options Subcommittee.    The Stock Options Subcommittee of the Compensation Committee considers and approves all compensation items which are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, including without limitation, all grants of stock options pursuant to the Company’s Stock Option Plan. Mr. Perekslis and Ms. Gilleece are members of the Stock Options Subcommittee which held one meeting during the Company’s 2005 fiscal year.

CORPORATE GOVERNANCE

Nomination Process.    The Board does not have a separate Nominating Committee and performs all of the functions of that committee, but does so without a formal written charter. The Board believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees. The Board has also considered that three of its members, Messrs. Perekslis, Breitner and Whitaker, are affiliated with the Centre Entities which control well over a majority of the outstanding shares of Common Stock entitled to vote, as discussed in the footnotes to the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

In considering an incumbent director whose term of office is to expire, the Board reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors will consider suggestions from many sources, including stockholders, regarding possible candidates for directors. The Board may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board has not engaged professional search firms for this purpose. A selection of a nominee by the Board requires a majority vote of the Company’s directors.

Nominee Criteria.    The Board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly those relevant to our products, personal integrity and a high reputation and who meet such other criteria such as whether the candidate meets criteria for independence and financial expertise as set forth in the Sarbanes-Oxley Act, SEC and Nasdaq Rules Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Stockholder Nomination Procedures.    The Board will consider director candidates recommended by the stockholders. The Company’s By-laws set forth procedures that must be followed by stockholders seeking to make nominations for directors. Generally, in order for a stockholder of the Company to make a nomination, he or she must give written notice to the Company’s Secretary so that it is received at least 60, but no more than 90 calendar days prior to the meeting. If less than 70 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to the stockholders, a stockholder must give written notice so that it is received not later than the close of business on the 10th day following the day on which the public disclosure was made.

The stockholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of the Company’s Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder; and (ii) the number of shares of the Company’s Common Stock which are beneficially owned by such stockholder.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such stockholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company. The Board will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Communications with the Board of Directors and Attendance at Annual Meeting.

The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Firearms Training Systems, Inc., Attention: Corporate Secretary, 7340 McGinnis Ferry Road, Suwanne, Georgia 30024. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although the Company does not have a formal policy requiring them to do so, all of the members of the Board of Directors are encouraged to attend the annual meeting of stockholders. At the 2004 annual meeting, all directors of the Company were in attendance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 8, 2005 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors and director nominees; (iii) the Company’s chief executive officer and each of the other executive officers included in the section entitled “Summary Compensation Table”; and (iv) the Company’s current directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Of Class %(1)
Dominion Resources, Inc. c/o First Source Financial, LLP (2)	9,467,188	12.4%
U.S. Bank National Association (First Bank, N.A.)(3)	4,260,375	5.6%
Centre Capital Investors II, L.P. (4)(5)	34,781,278	45.7%
Centre Capital Tax-Exempt Investors II, L.P. (4)(5)	3,888,163	5.1%
Centre Capital Offshore Investors II, L.P. (4)(5)	6,892,143	9.1%
Centre Partners Coinvestment L.P. (4)(5)	5,058,638	6.7%
Centre Partners II, L.P. (4)(5)	45,561,584	59.9%
Centre Partners II, L.L.C. (4)(5)	51,261,219	67.4%
Centre Partners Management LLC (4)(5)	51,567,919	67.8%
Ronavan Mohling (6)	420,000	*
David W. McGrane (7)	280,000	*
Gregory A. Ton (8)	150,000	*
John A. Morelli (9)	—	*
Scott Perekslis (10)	224,643	*
Ronald C. Whitaker (11)	200,000	*
Mary Ann Gilleece (12)	200,000	*
Darrell Oyer (13)	6,600	*
Cameron Breitner	—	*
All current directors and executive officers as a group (14)	1,481,243	1.9%

*	Less than 1%

(1)	Based on 75,958,670 shares of Common Stock outstanding on September 8, 2005. Calculation of percentage of beneficial ownership assumes the exercise of all options exercisable within 60 days of such date only by the respective named stockholder. Information relating to beneficial ownership of common stock is based upon “beneficial ownership” concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes stock owned by spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(2)	The address of Dominion Resources, Inc. is 120 Tredegear Street, Richmond, Virginia 23219. Dominion Resources is a holding company and its subsidiaries include Dominion Capital, Inc., whose subsidiaries include Virginia Financial Ventures, Inc. and N.H. Capital, Inc., the general partners of First Source Financial, LLP. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the SEC, reflecting ownership as of August 25, 2000.

(3)	The address of U.S. Bank National Association is U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota. Information regarding ownership of Common Stock included here is in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the SEC, reflecting ownership as of August 25, 2000.

(4)	Centre Partners II, L.P. is the general partner of Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P. and Centre Capital Offshore Investors II, L.P. and has shared voting and investment authority with those entities. Centre Partners II, L.L.C. is the general partner of Centre Partners Coinvestment L.P. and Centre Partners II, L.P. and has shared voting and investment authority with those entities. Also, Centre Partners II, L.L.C. has been delegated voting and investment authority with respect to an additional 640,997 shares of Common Stock. Centre Partners Management LLC has a management agreement with Centre Partners II, L.P. and Centre Partners II, L.L.C. through which Centre Partners Management LLC obtained shared voting and investment authority with those entities. In addition, Centre Partners Management LLC has sole voting and investment authority for 106,700 shares of Common Stock subject to certain management options currently exercisable and 300,000 shares of Common Stock subject to additional director options, 200,000 of which are currently exercisable and the remaining 100,000 of which become exercisable on May 1, 2006. All of these entities are referred to herein as the Centre Entities.

(5)	The address of the Centre Entities is 30 Rockefeller Plaza, New York, New York 10020, except that the address of Centre Capital Offshore Investors II, L.P. is c/o Reid Management, Cedar House, 41 Cedar Avenue, Box HM 1179, Hamilton, Bermuda. Information regarding ownership of Common Stock by the Centre Entities included herein is in reliance on information set forth in a Schedule 13D/A filed on April 1, 2005 with the SEC reflecting ownership as of March 31, 2005 and on information provided by Centre Management.

(6)	Includes 420,000 options, which are currently exercisable.

(7)	Includes 280,000 options, which are currently exercisable.

(8)	Includes 150,000 options, which are exercisable within 60 days of September 8, 2005.

(9)	Number of shares based on transfer records of Equiserve.

(10)	Includes 24,643 shares of Common Stock, over which Mr. Perekslis has delegated voting and investment authority to the Centre Entities pursuant to certain co-investment arrangements, and exercisable options for 200,000 shares.

(11)	Includes 200,000 options, which are currently exercisable.

(12)	Includes 200,000 options, which are currently exercisable.

(13)	Includes 5,000 shares directly owned and 1,600 shares owned by Mr. Oyer’s spouse.

(14)	See notes (6) through (13) above.

Changes in Control.    The Centre Entities identified above collectively own over 67% of our Common Stock. Based on a Schedule 13D/A filed April 1, 2005, the Centre Entities have considered, are considering, and may consider in the future certain strategic options, including a sale or recapitalization of the Company and/or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the SEC and any exchange upon which the Company’s securities are listed. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports and written representations furnished to the Company by the Company’s executive officers, directors and 10% stockholders. The Company believes that, during the fiscal year ending March 31, 2005, each of the Company’s executive officers, directors and 10% stockholders made all Section 16(a) filings as required.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by each person who served as Chief Executive Officer during fiscal 2005 and each of the other highly compensated executive officers whose annual salary and bonus during fiscal 2005 exceeded $100,000 (the persons included in the table, collectively, the “Named Executive Officers”).

	Annual Compensation			Other Annual Compensation	Long-Term Compensation
Name of Individual and Principal Position	Year	Salary	Bonus		Securities Underlying Options (a)	Other Compensation (b)
Ronavan Mohling (CEO)	2005 2004 2003	$300,579 280,592 167,192	$150,400 135,000 135,000	* * *	2,100,000 2,100,000 —	$4,973 6,537 —
David W. McGrane (COO)	2005 2004 2003	249,770 229,711 148,846	125,000 107,500 107,500	* * *	1,400,000 1,400,000 —	5,101 5,513 —
Gregory A. Ton (CFO)(c)	2005 2004 2003	125,385 — —	100,000 — —	* * *	750,000 — —	— — —
John A. Morelli (former CFO)(d)	2005 2004 2003	237,602 144,808 135,000	— 50,000 50,000	* * *	150,000 100,000 —	1,878 2,692 2,492

*	The aggregate amount of certain perquisites and other benefits provided to each of the officers listed above did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus in any of the years reported and so is not required to be included in the table.

(a)	Represents the number of options granted under Stock Option Agreements.

(b)	Includes matching contributions made to a 401(k) plan on behalf of such officers.

(c)	Mr. Ton began serving as the Company’s Chief Financial Officer in August 2004, following the resignation of Mr. Morelli.

(d)	Mr. Morelli resigned from serving in these capacities in August 2004. In connection with his resignation, Mr. Morelli received the following severance payment: $150,000.

OPTIONS GRANTED IN FISCAL 2005

Certain executive officers of the Company receive stock options and other awards under the Company’s Stock Option Plan and Stock Compensation Plan. Stock options are generally exercisable over a 1 to 7 year period from the date of grant at a price that equals the fair market value of the stock at the date of grant. All options expire 7 years from the date of grant. The following table provides information about stock options we granted to the Named Executive Officers during our 2005 fiscal year. No stock appreciation rights have been granted to these officers.

Name	Number of Securities Underlying Options Granted in Fiscal 2005	Percent of Total Options Granted to Employees in Fiscal 2005	Exercise or Base Price per Share ($1/sh)	Expiration Date	Grant Date Present Value (1)
Ronavan Mohling	—	—	—	—	—
David W. McGrane	—	—	—	—	—
Gregory A. Ton	750,000	100%	$0.64	August 4, 2011	$450,000
John A. Morelli	—	—	—	—	—

(1)	These values were determined based on the Black-Scholes option pricing model using the following assumptions at the date of the grant:

•	The exercise price is the same as the market price of our stock on the grant date

•	The options will be exercised in 3.5 years

•	An expected price volatility of 221.58%

•	A risk-free rate of return of 2.28%, which reflects the yield on a zero-coupon bond on the grant date with a maturity date similar to the expected life of the stock options

Option Exercises and Holdings

The following table sets forth the name of the optionee, number of shares received upon exercise, the dollar value realized, the total number of unexercised options held at March 31, 2005 separately identified as exercisable and unexercisable and the aggregate dollar value of “in-the-money” unexercised options, separately identified as exercisable and unexercisable. The value of unexercised options, which are exercisable and unexercisable, is based on the stock price of $1.34 per share, the market price of the Company’s shares at March 31, 2005, less the exercise price of the option.

OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Shares acquired on exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronavan Mohling	—	$—	420,000	1,680,000	$394,800	$1,579,200
David W. McGrane	—	—	280,000	1,120,000	263,200	1,052,800
Gregory A. Ton	—	—	—	750,000	—	525,000
John A. Morelli (1)	303,162	75,790	—	150,000	—	199,500

(1)	The options exercised had a weighted average exercise price of $0.53 per share and the weighted average of the fair market value of the common stock on the date of exercise was $0.78 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of March 31, 2005, about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s Stock Option Plan and Employee Stock Compensation Plan, which are the Company’s only outstanding equity compensation plans. The Company does not have any equity compensation plans that were not approved by its shareholders. The Company’s Board of Directors and its stockholders approved the Stock Option Plan in 1996. The Company’s Board of Directors and its stockholders approved the Employee Stock Compensation Plan in 1997.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock Option Plan	6,691,037	$0.46	260,250
Stock Compensation Plan	—	—	189,733
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	6,691,037	$0.46	449,983

EMPLOYMENT AND RELATED MATTERS

On June 27, 2005, the Company entered into a new employment agreement with Ronavan R. Mohling who serves as the Company’s Chairman and Chief Executive Officer. The new agreement provides for a term of three years beginning June 27, 2005. Under the terms of the renewal agreement, Mr. Mohling is entitled to an annual base salary of $325,000 and an annual bonus of up to 50% of his base salary. In addition, in the event of a transaction in which 51% or more of the Company’s Common Stock is acquired by a single party, Mr. Mohling will be entitled to receive the maximum annual bonus of 50% of base salary so long as he remains employed by the Company through the remainder of the fiscal year in which the change of control takes place or is terminated by the Company other than for cause. In addition, upon Mr. Mohling’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination. Mr. Mohling’s base salary under this agreement is reviewed annually by the Compensation Committee of the Board of Directors and subject to adjustment. The employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

On June 27, 2005, the Company also entered into a new employment agreement with David W. McGrane who serves as the Company’s Chief Operating Officer. The new agreement provides for a term of three years beginning June 27, 2005. Under the terms of the renewal agreement, Mr. McGrane is entitled to an annual base salary of $275,000 and an annual bonus of up to 50% of his base salary. As is the case with Mr. Mohling’s employment agreement, in the event of a transaction in which 51% or more of the Company’s Common Stock is acquired by a single party, Mr. McGrane will be entitled to receive the maximum annual bonus of 50% of base salary so long as he remains employed by the Company through the remainder of the fiscal year in which the change of control takes place or is terminated by the Company other than for cause. In addition, upon Mr. McGrane’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination. Mr. McGrane’s base salary under this agreement is reviewed annually by the Compensation Committee of the Board of Directors and subject to adjustment. The employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

In March 1999, the Company entered into an employment agreement with John A. Morelli, the Company’s former Chief Financial Officer. This agreement at the time of Mr. Morelli’s resignation, provided for payment of an amount equal to his then current annual base salary payable in 12 equal monthly installments following his termination without cause or voluntary termination for good reason, both as defined in the agreement. As of March 31, 2005, $57,000 was due to Mr. Morelli. His base salary at the time of his resignation was $150,000.

In August 2004, the Company engaged Gregory A. Ton to serve as its Chief Financial Officer. While the parties did not execute a formal employment agreement, the Company has agreed to pay Mr. Ton a biweekly salary of $7,692 and he is eligible for an annual bonus of up to 50% of his base salary. Mr. Ton also received stock options to purchase 750,000 shares of the Company’s stock, which vest over a five-year period beginning August 2005.

Each of our executive officers are entitled to participate in the Company’s employee benefit plans that are generally available from time to time to executives of the Company, including group medical, dental, life, accidental death and dismemberment, short-term disability, long-term disability, business travel accident plans, sick leave, vacation, and the profit sharing retirement plan.

DIRECTORS COMPENSATION

Each director of the Company who is not an employee of the Company is entitled to receive annual compensation of $20,000, payable quarterly. In addition, directors of the Company are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company are not separately compensated for their services as directors. Additionally, on May 1, 2003, three directors of the Company who are not employees of the Company were granted options to purchase 300,000 shares of the Company’s stock at the $0.40 per share market value of the stock on the grant date. One-third of the options are exercisable per year on a cumulative basis beginning on the first anniversary of the grant date, and the options expire on the seventh anniversary of the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Gilleece and Mr. Perekslis currently serve and were members of the Compensation Committee during the Company’s 2005 fiscal year. None of the Company’s Compensation Committee members has ever been an officer or employee of the Company except Mr. Perekslis, who served as a vice president of the Company in 1996 and 1997. In addition, none of the Company’s executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Compensation Committee. During the Company’s 2005 fiscal year, the Company incurred legal fees of $215,496 for services by Van Scoyoc Kelly PLLC, a law firm in which Ms. Gilleece, until recently, served as Managing Director.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee on Executive Compensation is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The compensation policies of the Company have been developed to link the compensation of executive officers with the development of enhanced value for the Company’s stockholders. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

In designing its compensation programs, the Company has followed its belief that compensation should reflect both the Company’s recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company. In doing so, the compensation programs for the last fiscal year reflected the following general characteristics:

•	The Company’s financial performance and, in particular, that of the individual.

•	An annual incentive arrangement that generates a portion of compensation based on the achievement of specific performance goals in relation to the Company’s internal budget and strategic initiatives, with superior performance resulting in enhanced total compensation.

The Company’s executive compensation was based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

Base Salary.    Base salary is intended to be set at a level that approximates the competitive amounts paid to executive officers of similar businesses in structure, size, and industry orientation. Salaries are determined informally through a review of published compensation surveys and proxy statements of other similar companies.

Incentive Compensation.    In accordance with the Company’s philosophy of tying a substantial portion of the overall compensation of its executive officers to the achievement of specific performance goals, an incentive plan has been developed for the executive officers. The Company’s incentive plan is designed to reward superior performance with total compensation above competitive levels. On the other hand, if performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

Stock Options.    The Company periodically considers awards to its executive officers of stock options granted under the terms of its Stock Option Plan. Options are awarded by the Stock Options Subcommittee to selected executive officers and other persons in recognition of outstanding contributions they may have made (or are being motivated to make) to the Company’s growth, development, or financial performance. The awarding of options is designed to encourage ownership of the Company’s Common Stock by its executive officers, thereby aligning their personal interests with those of our stockholders. During the Company’s 2005 fiscal year, options to purchase a total of 750,000 shares of the Company’s stock were awarded to Gregory A. Ton, the Company’s Chief Financial Officer.

The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its stockholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of growth and financial performance that will enhance stockholder value over the long-term as well as short-term.

CEO COMPENSATION

Effective June 27, 2005, the Company reappointed Mr. Ronavan R. Mohling as Chief Executive Officer and entered into an employment agreement with Mr. Mohling. The base salary provided to Mr. Mohling was consistent with what the Compensation Committee believed was competitive in the Company’s industry, opportunities for bonus compensation were tied to the Company’s performance, and options granted to Mr. Mohling were subject to vesting over a period of time consistent in terms of value to its stockholders. The bonus provided to Mr. Mohling for 2005 was directly tied to the Company’s substantially improved performance for the year. This leadership resulted in increased revenues of 10% in 2004 and 21% in 2005, while the gross margin increased 32% in 2004 and 9% in 2005. In addition, cash flows from operations increased from $1.1 million in 2004 to $14.7 million in 2005. The Compensation Committee specifically considered this performance in establishing the salary increase, bonus, and stock option awards granted to Mr. Mohling.

The Compensation Committee

Mary Ann Gilleece Scott Perekslis

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of The Nasdaq National Market (U.S.) and the cumulative total return for an industry peer group, selected in good faith, for the period commencing March 31, 2000 and ending on March 31, 2005. The comparison assumes $100 was invested after the close of business on March 31, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the common stock or of any particular index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 30, 2004, the Company and FATS, Inc., its operating subsidiary, entered into a Revolving Credit, Term Loan and Security Agreement (the “New Credit Agreement”) with CapitalSource Finance LLC (“CapitalSource”), as administrative, payment and collateral agent for the lenders named therein. The New Credit Agreement permits a maximum borrowing capacity of $42 million and matures on September 30, 2009. Special Situations Opportunity Fund I, LLC, one of the Term A lenders under the New Credit Agreement, is an affiliate of First Source Financial, Inc. First Source is a Series C preferred stockholder of the Company and an affiliate of

First Source owns approximately 12.4% of our outstanding Common Stock. In addition, the primary lenders under the credit facility that was paid in full in connection with the New Credit Agreement included Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., Centre Partners Coinvestment, L.P. (collectively, the “Centre Entities”). The Centre Entities are among the Company’s largest stockholders. Three of the Company’s six directors are affiliates with the Centre Entities.

On September 30, 2004, the Company entered into an Exchange Agreement with the Centre Entities, U.S. Bank National Association and First Source Financial LLP (together with the Centre Entities and U.S. Bank, the “Preferred Stockholders”). Pursuant to the Exchange Agreement, on September 30, 2004 the Company issued 3,202.780099 shares of its Series C Preferred Stock, $.10 par value per share (the “Series C Preferred”) to the Preferred Stockholders in exchange for 32,027.80099 shares of its Series B Preferred Stock, $.10 par value per share (the “Series B Preferred”) previously held by the Preferred Stockholders. As a result of the exchange, all of the previously issued hares of Series B Preferred have been cancelled.

During the Company’s 2005 fiscal year, the Company incurred legal fees of $215,496 for services by Van Scoyoc Kelly PLLC, a law firm in which Mary Ann Gilleece served as Managing Director.

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Board of Directors has appointed an Audit Committee consisting of Mr. Oyer and Mr. Whitaker, both of whom are financially literate. Mr. Oyer meets all of the “independence” requirements for board and audit committee membership (as defined by Nasdaq Rules and SEC Rule 10A-3(c)). Mr. Whitaker meets the “independence” requirements for board membership. The Board of Directors has also determined Mr. Oyer to be the “audit committee financial expert” (as that term is defined in pertinent regulations).

Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent accountants, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

In carrying out its role, the Audit Committee (i) makes such examinations as are necessary to monitor the Company’s financial reporting, its external audits and its process for compliance with laws and regulations, (ii) provides to the Board of Directors the results of its examinations and recommendation derived therefrom, (iii) proposes to the Board of Directors improvements in internal accounting controls, (iv) reviews the results and scope of the annual audit of the Company’s financial statements conducted by the Company’s independent accountants, (v) reviews the scope of other services provided by the Company’s independent accountants, and (vi) provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

The Audit Committee is also responsible for addressing complaints which it receives, on an anonymous and confidential basis, regarding accounting, internal accounting controls and other auditing matters, including any concerns regarding questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with generally accepted accounting principles. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements.

The Audit Committee is authorized to engage and determine funding for independent counsel and other advisors it determines necessary to carry out its duties.

In fulfilling its oversight responsibilities, the Audit Committee

•	reviewed the audited financial statements included in the Annual Report on Form 10-K of the Company with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements (however, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements);

•	discussed with representatives of PricewaterhouseCoopers LLP, the Company’s independent auditors for fiscal 2005, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2005

•	met with the independent auditors, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting;

•	reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Communication with Audit Committees), as amended;

•	discussed with the independence auditors, their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1; and

•	considered, among other things, whether the services the independent auditors provided to the Company beyond their audit of the Company’s financial statements was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2005 for filing with the SEC.

The Audit Committee

Darrell Oyer, Chairman
R.C. Whitaker

OTHER MATTERS

Independent Auditors

The Audit Committee has not yet selected the independent public accounting firm to serve as the Company’s independent auditors for its current fiscal year ending March 31, 2006 as the Company is still in the process of reviewing strategic alternatives as previously disclosed in its filings with the SEC. PricewaterhouseCoopers LLP has served as the Company’s independent auditors since 2002, including with respect to the Company’s most recently completed fiscal year, and continues to provide services on the Company’s behalf, including with respect to review of our quarterly filings. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, with opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The following table shows aggregate fees for professional services rendered by PricewaterhouseCoopers LLP on behalf of the Company for the fiscal years ended March 31, 2005 and 2004.

Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended March 31, 2005 and March 31, 2004 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal years were $194,400 and $154,500, respectively.

Audit-Related Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the audit (including services related to benefit plan audits) of the Company’s annual financial statements for the fiscal years ended March 31, 2005 and March 31, 2004 were $15,000 and $18,000, respectively.

Tax Fees.    PricewaterhouseCoopers LLP did not perform any tax service for the fiscal years ended March 31, 2005 and March 31, 2004 for the Company.

All Other Fees.    PricewaterhouseCoopers LLP did not perform any other service to the Company, other than the services described above for the fiscal years ended March 31, 2005 and March 31, 2004.

The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by any member to whom the Audit Committee has delegated such authority. All of the fees paid to PricewaterhouseCoopers LLP in each of the categories described above were pre-approved by the Audit Committee.

Transaction of Other Business at the 2005 Annual Meeting

According to the advance notice provisions contained in our By-laws, only business that has been properly brought may be conducted at an annual meeting of stockholders. Applying our advance notice provisions to the upcoming Annual Meeting, for business to be properly brought by a stockholder, the stockholder must have given written notice thereof to the Corporate Secretary, delivered or mailed to and received at the principal executive offices of the Company no earlier than July 27, 2005 but no later than August 26, 2005. If notice of a stockholder proposal that has not been submitted to be included in this Proxy Statement was not received within those time periods, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. No proposals had been received as of that date.

At this time, the Board of Directors does not know of any matters to be presented for action at the 2005 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matter comes before the meeting, it is intended that the persons who are named in the proxies will vote the shares represented by effective proxies in their discretion.

Stockholder Proposals for the 2006 Annual Meeting

The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held in September, 2006. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company’s Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than May 24, 2006, to the attention of its Corporate Secretary, at its principal office appearing on the front page of this Proxy Statement. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors. If any proposals are submitted by a stockholder for the next annual meeting and are received by the Company after May 24, 2006, these stockholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting.

Incorporation by Reference of this Proxy Statement

The Audit Committee Report, the Report on Executive Compensation and the graph and related data set forth under the heading “Stock Performance Graph”, respectively, of this Proxy Statement shall not be deemed to be incorporated by reference into any report, statement or other filing made by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, or in any related prospectus, that incorporates this Proxy Statement by reference, in whole or in part, notwithstanding anything to the contrary set forth therein.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it to us. The proxy is self-addressed and has prepaid postage affixed to facilitate its return. Please act promptly to ensure that you will be represented at this important meeting.

FIREARMS TRAININGS SYSTEMS, INC.
By Order of the Board of Directors,

GREGORY A. TON
Secretary

Dated: September 21, 2005

(form of the Proxy Card)

FIREARMS TRAINING SYSTEMS, INC.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark Votes as in This example.	#FTS

1. Election of Directors: To re-elect the following nominees, as a Class II directors of the Company, for a term of three years: NOMINEE: (01) Mary Ann Gilleece and (02) Cameron Breitner	2. To vote, in the proxies’ discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

FOR NOMINEES	☐	☐	WITHHOLD FROM NOMINEES

☐	FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE

Mark box at right if an address change or comment	☐
has been noted on the reverse side of this card.
Please be sure to sign and date this proxy.

Signature:	Date:	Signature:	Date:

[reverse of Proxy Card]

DETACH HERE

FIREARMS TRAINING SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints Ronavan Mohling and Gregory A. Ton, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of Firearms Training Systems, Inc. (the Company) to be held Tuesday, October 25, 2005, at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the election of Mary Ann Gilleece and Cameron Breitner to the Board of Directors and any other matters presented at the Annual Meeting in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND AS INDICATED HEREIN. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF MARY ANN GILLEECE AND CAMERON BREITNER, THIS PROXY WILL BE VOTED FOR SUCH ELECTION. THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Attendance of the undersigned at the meeting or any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?